UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2025

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Resignations

On October 6, 2025, Brian Norton advised the Company that he was resigning from his position as Chief Executive Officer of the Corporation effective Monday, October 6, 2025, at 5:00 p.m. EST.

On October 6, 2025, Tony Madsen advised the Company that he was resigning from his position as Chief Operating Officer of the Corporation effective Monday, October 6, 2025, at 8:00 p.m. EST.

On October 6, 2025, Mark DiSiena advised the Company that he was resigning from his position as Chief Financial Officer of the Corporation effective Monday, October 6, 2025, at 5:00 p.m. EST.

Appointment of Officer

On October 7, 2025, Eric Sherb was appointed as the interim Chief Financial Officer of the Company by the board of directors.

Eric Sherb (age: 38) serves as the chief financial officer of Crown Reserve Acquisition Corp. I. He is a CPA with 16 years of experience in accounting advisory, auditing and mergers and acquisitions. Mr. Sherb began his career at PricewaterhouseCoopers in New York City in a variety of industries from hedge funds to manufacturing and healthcare. Following his time at PricewaterhouseCoopers, Mr. Sherb served as Audit Manager at RBSM LLP, and Senior Manager at CFGI. Since October 2018, Mr. Sherb has been a founder and owner of EMS Consulting Services, LLC. Mr. Sherb has extensive experience in financial reporting and governance within the capital markets, including IPOs, direct listings, SPAC and de-SPAC transactions. He has served as chief financial officer and provided financial consultancy services for several NASDAQ and OTC clients, most recently, Scienture Holdings (NASDAQ: SCNX). Mr. Sherb has successfully assisted companies with IPO and audit readiness, registration statement filings, coordination with other stakeholders (legal, underwriters, transfer agent, edgarizers, etc), and ongoing SEC and PCAOB compliance.

On September 8, 2025, the Company entered into a Consulting Agreement with EMS Consulting Services, Inc., an entity controlled by Mr. Sherb (the “IC Agreement”), in connection with Mr. Sherb’s appointment as a consultant of the Company. The IC Agreement has been amended to reflect Mr. Sherb’s role as the interim Chief Financial Officer of the Company. Under the IC Agreement, Mr. Sherb has agreed to perform various financial services to the Company typical of a Chief Financial Officer of a publicly-traded company with common stock listed on The Nasdaq Marketplace LLC. In exchange, the Company has agreed to pay Mr. Sherb an hourly rate equal to $185 per hour for CPA services and $80 per hour for services related to bookkeeping or the controller team. The IC Agreement became effective on September 8, 2025, and may be terminated by either party at any time.

There are no family relationships between Mr. Sherb and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Sherb that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2025	WELLGISTICS HEALTH, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President